Exhibit 4.4


IF THIS IS A GLOBAL SECURITY, INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS
REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT.

IF DTC IS ACTING AS THE DEPOSITARY, INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



      Certificate Number                          Number of Preferred Securities
         ---                                                -------

                                                         CUSIP NO.
                                                         (829230200)

               Form of Certificate Evidencing Preferred Securities

                                       of

                                SINCLAIR CAPITAL

            11 5/8% High Yield Trust Originated Preferred Securities
              (liquidation amount U.S. $100 per Preferred Security)

                  Sinclair Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________ (the "Holder") is the registered owner of _______ preferred securities of the Trust representing a beneficial interest in the assets of the

Trust and designated the Sinclair Capital 11 5/8% High Yield Trust Originated Preferred Securities (liquidation amount U.S. $100 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.05 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March 12, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Preferred Securities are solely payable by the Trust from the Trust Property (as defined in the Trust Agreement). The holder of this certificate is entitled to the benefits of the Parent Guarantee Agreement entered into by Sinclair Broadcast Group, Inc., a Maryland corporation, and First Union National Bank of Maryland, as guarantee trustee, dated as of _____ __, 1997 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

                  Upon  receipt  of  this   certificate,   the  holder  of  this
certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

                  IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this __th day of _____, 1997.

                                Sinclair Capital


                                            By:___________________________
                                                   Administrative Trustee


                                            By:___________________________
                                                   Administrative Trustee



Registered and Countersigned by
First Union National Bank of Maryland,
as Securities Registrar

By:________________________

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)



and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:__________________

Signature:________________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)